HANGAR LEASE AGREEMENT

LESSOR:   DOLPHIN AVIATION, INC.           LESSEE:    /S/ FLYJETS.BIZ
          8191 N. TAMIAMI TRAIL
          SARASOTA, FLORIDA  34243                    /S/ (941) 343-9966
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This lease agreement is made and entered into this ___ day of /s/ June, 20/s/
03, by and between the above parties. Lessor hereby leases and demises unto Lessee upon the following terms and conditions:

PREMISES: Hangar /s/ B-6 located on/at the premises of Lessor.

TERM: The term of the lease shall be for a period of /s/ 36 mo. commencing /s/ July 1 20/s/ 03 and shall be subject to automatic annual renewals unless terminated in writing by the Lessee at least 30 days prior to the end of each term.

RATE: Lessee shall pay a monthly rent to Lessor in the amount of $/s/ 4,000 per month, plus tax and electric, commencing /s/ July 1, 20/s/ 03 and payable on or before the 1st day of each month thereafter. A late fee equal to five percent (5%) of the monthly rate, per day shall be assessed commencing on the 6th day of any month in which the rent is past due and continuing until paid in full, including late fees. Annual increases may be imposed by the Lessor.

SECURITY DEPOSIT: A security deposit equal to two (2) months rent is due and payable at the signing of this lease.

USE OF DEEMED PREMISES: The demised lease premises shall be used solely by Lessee for the purpose of aircraft storage. No aircraft maintenance is allowed. It is agreed between the parties that the leased premises are rented to Lessee "AS IS" and that any painting, repairs or other improvements will be at Lessee's sole expense with the understanding that any remodeling, modification or painting must first be approved in writing by Lessor.

AIRPORT PROCEDURES: The lessee agrees to abide by and conform to all laws, governmental orders, Sarasota Manatee Airport Authority rules and regulations controlling or in any matter affecting use of the leased premises and/or use of any airport facilities including but not limited to security procedures and environmental regulations.

INSURANCE: Lessee agrees to name Lessor as additional insured on its liability and property damage insurance in an amount not less than $300,000.00 or the value of the aircraft, whichever is greater, maintain said liability insurance for the entire term of this agreement and to provide Lessor with proof thereof.

LANDLORD'S RIGHT OF INSPECTION: Lessee agrees that Lessor shall have a right to inspect the leased premises at any reasonable time for the purposes of confirming that all terms and conditions of this lease are being complied with by Lessee.

DISCRETIONARY TERMINATION: Should the Lessee break any of the terms and conditions of this lease or should the Lessee operate its facility in a manner that reflects unfavorably upon Lessor or its operation, then the Lessor shall have the right to terminate this lease upon 30 days written notice and Lessee agrees to promptly and peacefully surrender possession of the premises to Lessor in a neat and reasonable condition.

DEFAULT AND VENUE: In the event of default by either party to this agreement, venue for any legal proceeding shall be in Manatee County, Florida and the prevailing party shall be entitled to reimbursement of attorney fees and costs.

INDEMNITY: Lessee hereby expressly agrees to indemnify and hold harmless Lessor from any and all liability from fines and physical damage to property or injury or deaths to persons, including but not limited to attorney fees and other reasonable expenses arising from or arising out of, or in any way caused by Lessor's negligence and/or actions or failure to act of Lessee or Lessor regarding the demised premise or its business conducted therein.

AIRPORT AUTHORITY: The rules and regulations of the Sarasota Manatee Airport Authority are incorporated by reference and made a part of this lease. These may be amended from time to time by the Authority. Lessee acknowledges that he/she has been informed that the rules and regulations may be obtained directly from the Airport Authority at the Sarasota Bradenton International Airport administrative offices located at the terminal building.

MISCELLANEOUS: Except as otherwise expressly stated, any reference to or requirement for Lessor's written consent shall mean consent at Lessor's sole discretion. The terms and conditions of this Lease are binding upon the heirs, successors and assigns of the parties hereto. This lease constitutes the sole and exclusive agreement between the parties with respect to the subject matter of this lease. No amendment, modification or revision of this lease shall be effective unless in writing and executed by both parties hereto.

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first written above.

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          DOLPHIN AVIATION, INC.                              Lessee


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                                                       Printed Name, Title

                               PERSONAL GUARANTEE

I/We the undersigned personally guarantee the obligations of the above Lessee pertaining to this lease and all of its term and conditions.


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                 GUARANTOR                            GUARANTOR

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                Printed Name                         Printed Name

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                  Address                              Address